Exhibit 99.1

Volta Inc. Board of Directors Announces Executive Leadership Team Additions and Key Promotions

Vince Cubbage Appointed Interim Chief Executive Officer

Stephen Pilatzke Appointed Chief Accounting Officer

Brandt Hastings Promoted to Chief Commercial Officer and Drew Lipsher Promoted to Chief Development Officer

SAN FRANCISCO – June 13, 2022 – Volta Inc. (NYSE: VLTA) an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce, today announced that its Board of Directors has made several key leadership appointments and new hires to help drive the Company’s next phase of growth and operational success. The Board has appointed Vincent Cubbage as Interim Chief Executive Officer and hired Stephen Pilatzke as Chief Accounting Officer. The Board also announced today that Brandt Hastings, currently Chief Revenue Officer and Interim Chief Executive Officer, has been promoted to Chief Commercial Officer to capitalize on Volta’s growing revenue momentum and market opportunity. Additionally, Drew Lipsher, currently Chief Strategy Officer, has been promoted to Chief Development Officer.

Vince Cubbage brings to Volta over 25 years of experience and accomplishment as a private and public company CEO and as an investment banker. He served as Chief Executive Officer, President and Chairman of the Board of Tortoise Acquisition Corp. II, which completed its initial business combination with Volta in August 2021, at which time he joined the Volta Board. He previously served as CEO and Chairman of the Board of Directors of Tortoise Acquisition Corp. from the completion of its initial public offering in March 2019 to the completion of its initial business combination with Hyliion Inc. on October 1, 2020. Cubbage presently serves as the CEO and Chairman of the Board of TortoiseEcofin Acquisition Corp. III and since January 2019 has served as a Managing Director – Private Energy of Tortoise Capital Advisors, L.L.C. Cubbage has served as Co-Chair of the Volta Board since March 2022. With his new appointment, Cubbage will continue to serve as a member of the Volta Board, but he will not serve as Co-Chair during his tenure as Interim CEO. Earlier in his career, Cubbage served as Chief Executive Officer, Director and Chairman of the Board of Directors of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded partnership engaged in the midstream energy business. He received an MBA from the American Graduate School of International Management and a BA from Eastern Washington University.

Effective with Cubbage’s appointment, Kathy Savitt, a Director and previously Co-Chair of the Volta Board, has been named sole Chair of the Board. “We believe these appointments help the Company progress as it builds a world-class executive team with a record of delivering results, public company expertise and a focus on key stakeholder value,” Savitt said. “Both the Board and Volta’s executive leadership are committed to and energized by Volta’s growing industry leadership and the significant EV charging market opportunity ahead.”

Cubbage said, “The Board and Executive Team are excited about the growth potential of Volta’s multi-dimensional model and the significant opportunities ahead. I look forward to working alongside Brandt, Drew and our other talented teammates at Volta to continue to drive accelerated global momentum, operational excellence, strong customer focus, expansion in our strategic partnerships, and an exceptional workplace culture.”

Stephen Pilatzke joins Volta as its first-ever Chief Accounting Officer, bringing extensive leadership experience in accounting, business finance and public company financial reporting. He has held positions in a wide range of public and private companies in the energy sector, most recently serving as Chief Accounting Officer of Falcon Minerals Corporation. Additionally, Pilatzke served as Chief Accounting Officer of Lightfoot Capital Partners GP, LLC, and of Arc Logistics Partners GP, LLC, the General Partner of Arc Logistics Partners LP, a former publicly traded company. He has also served as Chief Financial Officer and Controller of Paramount BioSciences LLC, a venture capital firm specializing in the pharmaceutical and biotechnology sector. Pilatzke also has worked as an auditor at EisnerAmper LLP, formerly Eisner LLP, an accounting and advisory firm. He is a Certified Public Accountant and received a BS in Accounting from Binghamton University.

As Chief Commercial Officer, Brandt Hastings will resume full-time focus on growing Volta’s revenue and leading Volta’s monetization of its proven media platform as well as accelerating the conversion of new commercial partnerships and revenue streams. He will continue to oversee Volta’s advertising and charging solutions businesses. This promotion reflects the Board’s deep confidence in Hastings’ leadership and expertise at Volta as well as over the past 20 years in media leadership roles at iHeartMedia and Clear Channel. He has a BA from Gettysburg College.

Drew Lipsher has been a leader at Volta for approximately six years, serving as Chief Strategy Officer since July 2016. In his new role as Chief Development Officer, he will bring skills honed from more than 20 years of senior leadership in the media industry to focus on corporate development, corporate partnerships and new future revenue opportunities. Prior to Volta, Lipsher served as the Chief Revenue Officer at GLAMSQUAD and previously held senior leadership roles at Korn Ferry, Clear Channel, Greycroft, Interscope Geffen A&M Records, News Corp., BMG and Warner Music. He has a BA from Yale University and an MBA from the Kellogg School of Management at Northwestern University.

Volta also announced that the Board has appointed Steven Schnitzer as Interim General Counsel and Corporate Secretary, succeeding Jim DeGraw, who recently departed the Company. Schnitzer brings over 30 years of experience in corporate law, including more than eight years as general counsel of publicly listed companies. He began his career in 1988 in New York City as a corporate finance attorney with Debevoise & Plimpton LLP and was a partner in the Corporate Group of Katten Muchin Rosenman LLP for approximately 14 years. He joined New York City-based Lightfoot Capital Partners GP, LLC, the general partner of Lightfoot Capital Partners LP, and Arc Logistics Partners GP, LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded company and portfolio company of Lightfoot Capital Partners LP, in 2014 as Senior Vice President, General Counsel & Secretary. In addition to his role with the Company, Mr. Schnitzer currently serves as Vice President, General Counsel and Secretary of TortoiseEcofin Acquisition Corp. III, and as Managing Director, and General Counsel - Private Energy of Tortoise Capital Advisors, L.L.C. Mr. Schnitzer is a member of the Bars of New York, Connecticut and the District of Columbia and is based in Volta’s New York City office.

The Board will commence a search for a successor to Volta’s current Chief Financial Officer, Francois Chadwick, in the coming weeks. As disclosed on June 10, 2022, Chadwick will leave Volta on August 22, 2022, to pursue another professional opportunity. In addition, as previously disclosed, the Board has formed a CEO Search Committee and is actively engaged in a process to identify a permanent CEO.

About Volta

Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta Charging’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta Charging’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta Charging’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Media / Press:

Jette Speights

jette@voltacharging.com

Investor / Analyst:

Katherine Bailon

katherine@voltacharging.com

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